Exhibit 10.1

DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT (the “Agreement”) is made as of June 10, 2012 (the “Effective Date”), between China Yida Holding, Co. (the “Company”) and Michael Marks (the “Independent Director”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Service

The Board of Directors of Company shall engage the Independent Director to provide services as independent director of the Company and chairman of the audit committee of Board of Directors of the Company, and the Independent Director accepts engagement with the Company, commencing on the date hereof and ending on the first (1st) anniversary of Effective Date (the “Service Period”). The Service Period may be renewable upon the mutual agreement between the Company and Independent Director.

2.           Position

During the Service Period, the Independent Director shall serve as the independent director of the Company and chairman of audit committee of Board of Directors of the Company to perform duties customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law. The Independent Director shall devote as much time as is necessary to perform completely the duties as independent director of the Company. The Independent Director will perform such duties described herein in accordance with applicable company policies and applicable laws.

3.           Cash Compensation

For all the services to be rendered by Independent Director during the Service Period hereunder, Independent Director’s annual base compensation shall be RMB 300,000 (the “Base Compensation”). The Base Compensation shall be payable on a quarterly basis within the first ten (10) days of each calendar quarter from the date hereof.

4.           Expense

In addition to the compensation provided Section 3 hereof, the Company will reimburse Independent Director, based on pre-approved budget to be determined by the Company in its sole discretion, for pre-approved reasonable business related expenses incurred in the meeting and other activities which is in good faith in the performance of Independent Director’s duties for the Company and approved by the Company in advance. The Company shall pay for or reimburse Independent Director for all expenses and costs incurred in travel to and from meetings or other activities; travel by flight shall be Economic Class via most direct routing; if travel by flight is in Business Class or First Class, the travel expenses or costs in excess of the Economic Class via most direct routing shall be born by Independent Director. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred.

5.           Termination

The Independent Director’s engagement with the Company shall be terminated prior to the expiration of the Service Period upon the occurrence of any one or more of the following events:

(a)           Immediately, upon the Independent Director’s death.

(b)           At the election of the Company, upon thirty (30) days’ prior written notice to the Independent Director, during the continuance of the Independent Director’s Disability (defined as permanent or long-term incapacity to perform the essential functions of the Independent Director’s job, with or without reasonable accommodation, as determined by the Board in its good faith judgment).

(c)           At the election of the Company, upon thirty (30) days’ prior written notice to the Independent Director, with or without Cause. “Cause” shall mean: (i) the repeated failure by the Independent Director to perform such duties as are reasonably requested by the Board as documented in writing to the Independent Director, (ii) the repeated failure by the Independent Director to observe any material Company policy generally applicable to Independent Directors of the Company, (iii) gross negligence, willful misconduct or breach of fiduciary duty by the Independent Director in the performance of his duties, (iv) the commission by the Independent Director of any act of fraud or embezzlement with respect to the Company or any felony, or (v) the material breach by the Independent Director of this Agreement or of any other agreement with the Company.

(d)           At the election of the Independent Director, upon thirty (30) days’ prior written notice to the Company, with or without Good Reason. “Good Reason” shall mean (i) a forced relocation of more than one hundred (100) miles in the principal place for the Independent Director’s performance of duties under this Agreement, (ii) the Company’s material breach of this Agreement, (iii) a material reduction in the Independent Director’s title, duties, responsibilities or authority, (iv) a reduction in the Independent Director’s then current Base Compensation, or (v) conduct by the Company that could reasonably be executed to expose you to material personal liability or other material adverse legal consequences.

In each case, the “Termination Date” shall be the date as of which the Independent Director’s engagement terminates.

6.           Nondisclosure and Nonuse of Confidential Information

(a)   The Independent Director will not disclose or use at any time, during the Service Period and for a period of twelve (12) months thereafter, any Confidential Information (as defined below) of which the Independent Director is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Independent Director’s performance of duties assigned to the Independent Director by the Company. The Independent Director will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  The Independent Director shall deliver to the Company at the termination of the Service Period or at any time the Company any request all memoranda, notes, plans records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of the Company which he may then possess or have under his control.

(b)      As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) information, observations and data obtained by the Independent Director while employed by the Company concerning the business or affairs of the Company, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications ,and program listing, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential information will not include any information that has been published in a form generally available to the public prior to the date the Independent Director proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

7.           Indemnification

The Company shall indemnify and hold the Independent Director harmless to the full extent permitted by applicable laws. In addition, the Company may, for its own benefits, in its sole discretion, maintain   life and disability insurance policies covering the Independent Director.

8.           Effectiveness and Variation

This Agreement becomes effective after execution. No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the following date.

CHINA YIDA HOLDING, CO.		INDEPENDENT DIRECTOR
By:	/s/ Minhua Chen	By:	/s/ Michael Marks
Name:	Minhua Chen	Name:	Michael Marks
Title:	President and Chief Executive Officer
Date:	09/12/2012	Date:	09/12/2012